UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 21, 2023

Date of Report (Date of earliest event reported)

The Lincoln National Life Insurance Company

(Exact name of registrant as specified in its charter)

Indiana	000-55871	35-0472300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 South Harrison Street, Fort Wayne, Indiana 46802

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (260) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously disclosed, The Lincoln National Life Insurance Company (the “Company”) entered into a reinsurance agreement with Security Life of Denver Insurance Company (a subsidiary of Resolution Life that we refer to herein as “Resolution Life”) that was effective as of October 1, 2021 to reinsure liabilities under a block of in-force executive benefit and universal life insurance policies. The transaction was structured as coinsurance for the general account reserves and modified coinsurance for the separate account reserves. For the coinsurance portion of the transaction, the Company transferred both the insurance reserves and a portfolio of assets to Resolution Life, which triggered a realized gain on the invested assets for the Company.

As a result of the transaction, the Company recorded a deferred gain on the invested assets transferred pursuant to the transaction, recognizable over the projected life of the reinsured policies. The Company has determined that the realized gain should have been recognized at the time of the transfer of the assets and will correct the accounting treatment for the Resolution Life transaction to reflect a one-time gain related to the transfer of assets rather than a deferred gain. The accounting for the Company’s other reinsurance transactions is not affected by the correction of the accounting for the Resolution Life transaction and there is no change to the Company’s previously reported capital generated from the transaction.

As a result, on March 21, 2023, the Board of Directors of the Company, after discussion with our senior leadership and independent registered public accounting firm, Ernst & Young LLP (“EY”), determined that our audited consolidated financial statements as of and for the annual periods ended December 31, 2021 and December 31, 2022 and for the quarterly periods ended March 31, June 30 and September 30, 2022 (together, the “Prior Financial Statements”) included in the associated Form 10-K filings and Form 10-Q filings with the Securities and Exchange Commission (“SEC”), should no longer be relied upon solely as a result of the above-described accounting treatment with respect to timing for the recognition of investment gains related to the reinsurance transaction with Resolution Life and will require restatement, and EY concurred.

The restatement of the Prior Financial Statements will not impact the Company’s distributable earnings, free cash flow, statutory filings or year-end risk-based capital ratio.

The Company intends to promptly file restated financial statements for the fiscal years ended December 31, 2021 and December 31, 2022 and impacted interim financial information on Form 10-K/A. The restated financial information presented in the Form 10-K/A will also include the correction of other immaterial items.

The Board of Directors has discussed the matters described in this Form 8-K with its independent registered accounting firm, EY.

Forward-Looking Statements - Cautionary Language

Certain statements made in this filing are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements. Forward-looking statements may contain words like: “anticipate,” “believe,” “estimate,” “expect,” “project,” “shall,” “will” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, performance or financial results, including without limitation, statements regarding the Company’s expectations regarding the impact of the restatement on the Company’s Prior Financial Statements; the scope of the restatement; and the belief that the restatement will not affect the Company’s previously reported capital generated from the transaction, distributable earnings, free cash flow, statutory filings or year-end risk-based capital ratio. The Company claims the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

Forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those expressed in or implied by such forward-looking statements due to a variety of factors, including: risks related to the timely and correct completion and filing of the restated financial statements and the risk that additional information may become known prior to the expected filing with the SEC of the restated financial statements described herein or that other subsequent events may occur that would require the Company to make additional adjustments to its financial statements or delay the filing of the restated financial statements.

Our most recent Annual Report on Form 10-K, as well as other reports that we file with the SEC, include additional risk factors that could affect our future actions, businesses and financial performance and results. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors or to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By	/s/ Craig T. Beazer
Name:	Craig T. Beazer
Title:	Executive Vice President and General Counsel

Date: March 27, 2023